                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

MEDIA CONTACTS                     INVESTOR RELATIONS
Kathleen Greene                    Mark Brandt
408-952-7434                       408-434-2130
kgreene@covad.com                  investorrelations@covad.com


                      COVAD COMMUNICATIONS GROUP ANNOUNCES
                           THIRD QUARTER 2004 RESULTS

                 COMPANY REPORTS 10,500 NEW BROADBAND CUSTOMERS;
                    VOIP SERVICE NOW AVAILABLE IN 57 MARKETS

SAN JOSE, CALIF. (OCTOBER 20, 2004) - Covad Communications Group, Inc. (OTCBB:
COVD), a leading national provider of integrated voice and data communications, today reported revenue for the third quarter of 2004 of $105.7 million, a five percent increase over the $100.5 million reported in the third quarter of 2003, and a decrease of $1.6 million from the second quarter of 2004.

The company reported net loss for the third quarter of 2004 of $13.8 million, or $0.05 per share, as compared to a net loss of $33.4 million, or $0.15 per share in the third quarter of 2003, and a net loss of $7.4 million, or $0.03 per share for the second quarter of 2004. Loss from operations for the third quarter of 2004 was $15.3 million, compared to $32.2 million in the third quarter of 2003 and $6.7 million for the second quarter of 2004.

Cash, cash equivalent and short-term investment balances, including restricted cash and investments, decreased by $6.6 million to $165.8 million in the third quarter of 2004 compared to a balance of $172.3 million at the end of the second quarter of 2004. Third quarter cash was favorably impacted by the recovery of a pre-bankruptcy claim and a legal settlement which resulted in $3.2 million of payments to the company.

During the third quarter, line count from stand-alone broadband services increased by 10,500 lines ending the third quarter with approximately 524,900 lines in service. This is compared to a net decrease in lines of approximately 1,000 lines in the second quarter of 2004.

Covad ended the third quarter with 373 business customers that have chosen the company's leading small business Covad VoIP solution, a 20 percent increase over the 311 customers at the end of the second quarter 2004. End user VoIP stations increased to 17,900 contributing $2.2 million in revenue in the third quarter, our first full quarter of reporting VoIP-related sales activity.

During the third quarter 2004, Covad expanded the availability of Covad VoIP service to 46 markets with 11 more added in October bringing total markets served to 57. By the end of the year, the company plans to complete the launch of Covad VoIP in all major metropolitan areas served by the company's national footprint. The growth in Covad VoIP services during the third quarter 2004 was captured in the existing three markets served at the time of the GoBeam acquisition at the end of the second quarter. As Covad expands its VoIP markets, the company expects to continue driving Covad VoIP revenue growth.

"The third quarter was significant for Covad as we experienced positive momentum with a return to positive broadband line count growth as well as significant growth from Covad VoIP services. As we develop new markets, our aggressive nationwide rollout of Covad VoIP should continue to drive revenue growth," said Charles Hoffman, president and chief executive officer of Covad. "We will continue to fuel sales for Covad VoIP services through our new VoIP advertising campaign launched in September. We have also expanded our national reseller base by adding 84 new Covad VoIP channel partners in the third quarter.

"We also continue to improve our business to take advantage of the demand for the next generation of high-speed access," Hoffman added. "We recently completed our network expansion initiative which grew our nationwide footprint by 11 percent and have built a national, direct sales force to focus on the $32 billion dollar small and medium business telecommunications market."

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2004 was a profit of $4.1 million as compared to a loss of $14.3 million in the third quarter of 2003 and a profit of $12.5 million in the second quarter of 2004. This reduction in EBITDA primarily resulted from increased expenses related to sales and marketing to launch nationwide Covad VoIP service. Refer to the Selected Financial Data, including note 2, for a reconciliation of this non-GAAP financial performance measure to the most directly comparable GAAP measure and other information.

The company's wholesale subscribers contributed $75.3 million of revenue, or 71 percent, while direct subscribers contributed $30.4 million of revenue, or 29 percent. On September 30, 2004, Covad had approximately 448,700 wholesale and 76,200 direct lines in service, as compared to 419,700 wholesale and 71,200 direct lines in service reported at the end of the third quarter of 2003 and 440,800 wholesale and 73,600 direct lines in service on June 30, 2004.

For the third quarter of 2004, broadband and VoIP subscription billings increased eight percent to $88.8 million from $82.4 million reported in the third quarter of 2003, and up from the $87.5 million reported in the second quarter of 2004. Management uses broadband and VoIP subscription billings to evaluate the performance of its business and believes these billings are a useful measure for investors as they represent a key indicator of the performance of the company's core business. Refer to the Selected Financial Data, including Note 3, for additional information, including a reconciliation of this non-GAAP financial performance measure to the most directly comparable GAAP measure.

For the third quarter of 2004, gross margin was $39.7 million or 38 percent of revenue, as compared $23.3 million or 23 percent of revenue in the year-ago quarter, and $44.6 million or 42 percent of revenue for the second quarter of 2004. Selling, general and administrative (SG&A) expenses were $35.5 million for the third quarter of 2004, as compared to $37.6 million in the third quarter of 2003 and $31.9 million for the second quarter of 2004. This increase resulted from increased sales and marketing expenses associated with the launch of Covad VoIP service.

Mark Richman, chief financial officer of Covad, said: "As Covad expands its position as a provider of both voice and data services, we will continue to invest in sales and marketing for product rollouts as well as new technology that leverages our existing network capabilities."

OPERATING STATISTICS

o Digital subscriber lines increased seven percent year-over-year, from 490,900 at the end of the third quarter of 2003 to 524,900 at the end of the third quarter of 2004, and increased by 10,500 lines from the second quarter of 2004.

o At the end of the third quarter, Covad had approximately 302,500 consumer and 222,400 business lines in service, representing a 58 percent and 42 percent of total lines respectively. Business customers contributed $76.4 million, or 72 percent, of total revenue.

o Weighted Average Revenue per User (ARPU) was approximately $56 during the third quarter of 2004, compared to $57 in the second quarter of 2004.

o Net customer disconnections, or churn, averaged approximately 3.6 percent in the third quarter of 2004, representing no change from the second quarter of 2004.

BUSINESS OUTLOOK

Covad currently expects revenue for the fourth quarter of 2004 to be in the range of $104-108 million with subscriber line growth in the range of 5,000 - 10,000 lines. Broadband and VoIP subscription billings for the fourth quarter of 2004 are expected to be in the range of $87 - 91 million. With our aggressive nationwide rollout of VoIP services requiring investments in sales and marketing activities during the fourth quarter of 2004, Covad expects its net loss to be in the range of $23-28 million, and generate an EBITDA loss in the range of $3-7 million. Net change in cash, cash equivalents and short-term investments, including restricted cash and investments, in the fourth quarter of 2004 is expected to be in the range of negative $10-15 million.

CONFERENCE CALL INFORMATION

Covad will conduct a conference call to discuss these financial results on Wednesday, October 20, 2004 at 8:30 a.m. Eastern Time (ET)/ 5:30 a.m. Pacific Time (PT). The conference call will be webcast over the Internet. To listen to the call, visit the Event Calendar section on the Covad web site at http://www.covad.com/companyinfo/investorrelations. Investors and press may also listen by telephone to the call by dialing (617) 614-4908, pass code 17038418 and are advised to call in 5 minutes prior to the start time. The conference call will be recorded and available for replay listening until 11:59 p.m. EST on November 19, 2004 by dialing (617) 801-6888, pass code 80630643. The webcast will be available through our website until October 19, 2005.


ABOUT COVAD

Covad is a leading nationwide provider of integrated voice and data communications. The company offers DSL, voice over IP, T1, Web hosting, managed security, IP and dial-up, and bundled voice and data services directly through its network and through Internet Service Providers, value-added resellers, telecommunications carriers, and affinity groups to small and medium-sized businesses and home users. Covad broadband services are currently available across the nation in 44 states and 235 Metropolitan Statistical Areas (MSAs) and can be purchased by more than 57 million homes and businesses, which represent over 50 percent of all United States homes and businesses. Its corporate headquarters are located at 110 Rio Robles San Jose, CA 95134. Telephone:
1-888-GO-COVAD. Web Site: www.covad.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

The foregoing contains "forward-looking statements" regarding expected financial and operating results, such as expectations regarding revenue, subscriber counts, broadband and VoIP subscription billings, net loss, EBITDA losses and changes in cash, cash equivalents and short term investments, as well as other matters, which are based on management's current information and beliefs as well as on a number of assumptions concerning future events made by management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Covad's control, that could cause actual results to differ materially from such statements. These risk factors include the impact of increasing competition, pricing pressures, consolidation in the telecommunications industry, and uncertainty in telecommunications regulations and changes in technologies, among other risks. For a more detailed description of the risk factors that could cause such a difference, please see Covad's 10-K, 10-K/A, 10-Q, 8-K and other filings with the Securities and Exchange Commission. Covad disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of Covad.

                        COVAD COMMUNICATIONS GROUP, INC.
                             SELECTED FINANCIAL DATA
                                 (in thousands)

SELECTED BALANCE SHEET DATA                                                       AS OF             AS OF
                                                                              SEP 30, 2004      JUN 30, 2004
                                                                                ---------         ---------
Cash, cash equivalents, and short term investments                               $162,910          $169,392
Restricted cash and investments                                                     2,842             2,942
Accounts receivable, net                                                           30,094            29,956
All other current assets                                                           15,329            15,240
Property, equipment, collocation fees, and other intangible assets, net           158,240           166,610
Deferred costs of service activation                                               29,582            30,406
Deferred debt issuance costs                                                        4,446             4,673
All other long-term assets                                                          5,477             6,232
                                                                                 --------          --------
     Total assets                                                                $408,920          $425,451
                                                                                 ========          ========

Total current liabilities                                                        $116,559          $114,943
Long-term debt                                                                    125,000           125,000
Collateralized customer deposit (less current portion)                             46,508            48,476
Deferred gain from deconsolidation of subsidiary                                   53,963            53,963
Unearned revenues                                                                  51,714            53,305
Other long-term liabilities                                                         2,357             2,397
Total stockholders' equity                                                         12,819            27,367
                                                                                 --------          --------
     Total liabilities and stockholders' equity                                  $408,920          $425,451
                                                                                 ========          ========

                        COVAD COMMUNICATIONS GROUP, INC.
                            SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS DATA                         THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                     ---------------------------------      ----------------------
                                                                      SEP 30,    JUN 30,      SEP 30,       SEP 30,       SEP 30,
                                                                       2004       2003         2003          2004          2003
                                                                     --------    --------     --------      --------      --------
    Revenues, net                                                 $ 105,687     $ 107,326     $ 100,507     $ 321,490     $ 283,812

    Operating expenses:
       Cost of sales (exclusive of depreciation and
         amortization)                                               65,939        62,748        77,215       196,981       214,724
       Selling, general and administrative                           35,488        31,878        37,627       100,668       106,347
       Depreciation and amortization of property and equipment       14,078        14,162        13,054        42,735        41,399
       Amortization of collocation fees and other intangible
         assets                                                       5,328         5,042         4,775        15,121        12,795
       Provision for restructuring expenses                             145           223          --             915         1,235
                                                                  ---------     ---------     ---------     ---------     ---------
                                                                    120,978       114,053       132,671       356,420       376,500
                                                                  ---------     ---------     ---------     ---------     ---------

    Loss from operations                                            (15,291)       (6,727)      (32,164)      (34,930)      (92,688)

    Other income (expense), net                                       1,487          (679)       (1,267)          189        (2,752)
                                                                  ---------     ---------     ---------     ---------     ---------
    Net loss                                                      $ (13,804)    $  (7,406)    $ (33,431)    $ (34,741)    $ (95,440)
                                                                  =========     =========     =========     =========     =========

       Basic and diluted net loss per share                       $   (0.05)    $   (0.03)    $   (0.15)    $   (0.14)    $   (0.43)
                                                                  =========     =========     =========     =========     =========
    Weighted average number of common shares used in computing
       basic and diluted net loss per share                         260,304       242,359       224,873       245,219       224,019
                                                                  =========     =========     =========     =========     =========
Gross Margin (Note 1)                                             $  39,748     $  44,578     $  23,292     $ 124,509     $  69,088
     % of revenue                                                      37.6%         41.5%         23.2%         38.7%         24.3%


EBITDA CALCULATION (NOTE 2)                                                  THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                     ---------------------------------      ----------------------
                                                                      SEP 30,    JUN 30,      SEP 30,       SEP 30,       SEP 30,
                                                                       2004       2003         2003          2004          2003
                                                                     --------    --------     --------      --------      --------
    Net Loss                                                        $(13,804)   $ (7,406)     $(33,431)     $(34,741)     $(95,440)
    Plus: Other (income) expense, net                                  (1,487)        679        1,267          (189)        2,752
          Depreciation and amortization of property and
            equipment                                                  14,078      14,162       13,054        42,735        41,399
          Amortization of collocation fees and other
            intangible assets                                           5,328       5,042        4,775        15,121        12,795
                                                                     --------    --------     --------      --------      --------
   EBITDA (Note 2)                                                   $  4,115    $ 12,477     $(14,335)     $ 22,926      $(38,494)
                                                                     ========    ========     ========      ========      ========

                        COVAD COMMUNICATIONS GROUP, INC.
                            SELECTED FINANCIAL DATA
                   (IN THOUSANDS, EXCEPT KEY OPERATING DATA)

CONSOLIDATED REVENUE DATA                                            THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                         -------------------------------------------     ---------------------------
                                                         SEP 30, 2004   JUN 30, 2004   SEP 30, 2003      SEP 30, 2004   SEP 30, 2003
                                                         ------------   ------------   -------------     ------------   ------------
 Broadband subscription billings (Note 3)                   $ 86,514       $ 87,032        $ 82,420        $ 263,145      $ 229,469
 VoIP subscription billings (Note 3)                           2,241            501               -            2,742              -
 High-capacity circuit billings                                4,637          5,792           5,014           15,681         15,847
 Dial-up billings                                                739          1,130           1,377            2,927          4,638
                                                         ------------   ------------   -------------     ------------   ------------
    Total Billings, net                                     $ 94,131       $ 94,455        $ 88,811        $ 284,495      $ 249,954
 Financially distressed partners (Note 4)                        (47)          (146)            (84)            (433)          (237)
 Customer rebates and incentives not subject to
   deferral (Note 5)                                            (643)          (302)         (3,917)          (1,367)       (11,939)
 Other revenues, net (Note 6)                                 12,246         13,319          15,697           38,795         46,034
                                                         ------------   ------------   -------------     ------------   ------------
       Revenues, net                                       $ 105,687      $ 107,326       $ 100,507        $ 321,490      $ 283,812
                                                         ============   ============   =============     ============   ============


CONSOLIDATED NETWORK & PRODUCT COSTS DATA                       THREE MONTHS ENDED                              NINE MONTHS ENDED
                                                         -------------------------------------------     ---------------------------
                                                         SEP 30, 2004   JUN 30, 2004   SEP 30, 2003      SEP 30, 2004   SEP 30, 2003
                                                         ------------   ------------   -------------     ------------   ------------
 Direct Cost of Total Billings, net (Note 8)                $ 16,122       $ 15,967        $ 16,828         $ 49,765       $ 51,232
 Other Network and Product Costs (Note 9)                     49,817         46,781          60,387          147,216        163,492
                                                         ------------   ------------   -------------     ------------   ------------
    Cost of Sales (exclusive of depreciation and
      amortization)                                         $ 65,939       $ 62,748        $ 77,215        $ 196,981      $ 214,724
                                                         ============   ============   =============     ============   ============

KEY OPERATING DATA                                                        AS OF
                                                         -------------------------------------------
                                                         SEP 30, 2004   JUN 30, 2004   SEP 30, 2003
                                                         ------------   ------------   -------------
 END OF PERIOD LINES (EOP)
    COMPANY
       Business                                              222,431        221,766         206,415
       Consumer                                              302,464        292,579         284,510
                                                         ------------   ------------   -------------
           TOTAL COMPANY                                     524,895        514,345         490,925

    WHOLESALE
       Business                                              165,669        165,009         151,342
       Consumer                                              283,020        275,785         268,382
                                                         ------------   ------------   -------------
           TOTAL WHOLESALE                                   448,689        440,794         419,724

    DIRECT
       Business                                               56,762         56,757          55,073
       Consumer                                               19,444         16,794          16,128
                                                         ------------   ------------   -------------
           TOTAL DIRECT                                       76,206         73,551          71,201

    VOIP
       Customers                                                 373            311
       Stations                                               17,898         15,833

 AVERAGE REVENUE PER USER (ARPU)
    COMPANY
       Business                                                  $95            $93             $92
       Consumer                                                  $28            $29             $33
                                                         ------------   ------------   -------------
           TOTAL COMPANY                                         $56            $57             $58
    WHOLESALE
       Business                                                  $76            $76             $79
       Consumer                                                  $27            $28             $32
                                                         ------------   ------------   -------------
           TOTAL WHOLESALE                                       $45            $46             $49
    DIRECT
       Business                                                 $148           $140            $134
       Consumer                                                  $39            $46             $49
                                                         ------------   ------------   -------------
           TOTAL DIRECT                                         $122           $122            $112

    VOIP
       Customers                                              $2,191         $2,059
       Stations                                                  $44            $42

                        COVAD COMMUNICATIONS GROUP, INC.
                            SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

THREE MONTHS ENDING DECEMBER 31, 2004 - BUSINESS OUTLOOK

EBITDA CALCULATION (NOTE 2)                                                          THREE MONTHS ENDING
                                                                                         DEC 31, 2004
                                                                                ------------------------------
                                                                                  PROJECTED RANGE OF RESULTS
                                                                                ------------------------------
     Net Loss                                                                   $(28,000)    to     $ (23,000)
     Plus:  Other (income) expense, net                                              500     to           500
            Depreciation and amortization of property and equipment               16,500     to        15,500
            Amortization of collocation fees and other intangible assets           4,000     to         4,000


         EBITDA (Note 2)                                                        $ (7,000)    to      $ (3,000)


CONSOLIDATED REVENUE DATA                                                             THREE MONTHS ENDING
                                                                                          DEC 31, 2004
                                                                                ------------------------------
                                                                                  PROJECTED RANGE OF RESULTS
                                                                                ------------------------------
     Broadband subscription billings (Note 3)                                   $ 85,000     to      $ 88,000
     VoIP subscription billings (Note 3)                                           2,000     to         3,000
     High-capacity circuit billings                                                3,500     to         4,500
     Dial-up billings                                                                  -     to           100

         Total Billings, net                                                    $ 90,500     to      $ 95,600
     Financially distressed partners (Note 4):                                      (100)    to          (500)
     Customer rebates and incentives not subject to deferral (Note 5)               (500)    to        (1,500)
     Other revenues, net (Note 6)                                                 14,100     to        14,400


            Revenues, net                                                       $104,000     to      $108,000

NOTES TO UNAUDITED SELECTED FINANCIAL DATA

1. Gross margin is calculated by subtracting cost of sales (exclusive of depreciation and amortization) from revenues, net.

2. Management believes that Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), defined as net loss prior to (i) depreciation and amortization of property and equipment, (ii) amortization of intangible assets and (iii) other income (expense), net, is a useful measure because it provides additional information about the company's ability to meet future capital expenditures and working capital requirements and fund continued growth. Management also uses EBITDA to evaluate the performance of its business segments and as a factor in its employee bonus program. EBITDA may be defined differently by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States. EBITDA is not a prescribed term under accounting principles generally accepted in the United States, does not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. EBITDA generally excludes the effect of capital costs.

3. Broadband and VoIP subscription billings is defined as customer bills issued within the period for services provided during such period. Broadband and VoIP subscription billings exclude charges for Federal Universal Service Fund ("FUSF") assessments, dial-up services, and high-capacity circuits. Broadband and VoIP subscription billings include bills issued to customers that are classified as financially distressed and whose revenue is only recognized if cash is received (refer to Note 4 below for a more detailed discussion on accounting for financially distressed partners). Management believes broadband and VoIP subscription billings is a useful measure for investors as it represents a key indicator of the growth of the company's core business. Management uses broadband and VoIP subscription billings to evaluate the performance of its business segments.

4. When the company determines that (i) the collectibility of a bill issued to a customer is not reasonably assured or (ii) its ability to retain some or all of the payments received from a customer that has filed for bankruptcy protection is not reasonably assured, the customer is classified as "financially distressed" for revenue recognition purposes. A bill issued to a financially distressed customer is recognized as revenue when services are rendered and cash for those services is received, assuming all other criteria for revenue recognition have been met, and only after the collection of all previous outstanding accounts receivable balances. Consequently, significant timing differences may occur from the time a bill is issued, the time the services are provided and the time that cash is received and revenue is recognized.

5. Customer rebates and incentives not subject to deferral consist of amounts paid or accrued under marketing, promotion and rebate incentive programs with certain customers. Rebates and incentives paid or accrued under these programs are not accompanied by any up-front charges billed to customers. Therefore, these charges are accounted for as reductions of revenue as incurred.

6. Other revenues consist primarily of revenue recognized from amortization of prior period SAB 104 deferrals (refer to Note 7 below for a discussion of SAB 104) and FUSF billed to our customers and other revenues not subject to SAB 104 deferral because they do not relate to an on-going customer relationship or performance of future services.

7. In accordance with SAB 104, the company recognizes up-front fees associated with service activation, net of any amounts concurrently paid or accrued under certain marketing, promotion and rebate incentive programs, over the expected term of the customer relationship, which is presently estimated to be 24 months, using the straight-line method. The company also treats the incremental direct costs of service activation (which consist principally of customer premises equipment, service activation fees paid to other telecommunications companies and sales commissions) as deferred charges in amounts that are no greater than the up-front fees that are deferred, and such deferred incremental direct costs are amortized to expense using the straight-line method over 24 to 48 months. 8.

8. Direct costs of total billings, net consists of monthly charges we receive from telecommunications carriers to support the delivery of broadband and VoIP services to our customers. Direct costs of total billings, net includes the on-going costs associated with high-capacity circuits provisioned for our wholesalers and the costs associated with local loops provisioned for our broadband and dial-up end-users.

9. Other network and product costs consist of all other costs, excluding depreciation and amortization, associated with operating, maintaining and monitoring our networks and delivering service to our customers.


                                       ###